Exhibit 4.22
                             COMPENSATION AGREEMENT

         This Compensation Agreement is dated as of April 23, 2003 among Autocarbon, Inc., a Delaware corporation (the "Company") and George Riggs and Riggs & Associates LLC ("Consultants").

         WHEREAS, the Company has requested the Consultants to provide the Company with certain accounting consulting services in connection with their business, and the Consultants have provided the Company with such accounting consulting services; and

         WHEREAS, the Company has compensated the Consultants with shares of its common stock for such services rendered;

         NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. The Company has issued up to 25,000 shares of the Company's common stock, $.0001 par value per share, to such members or employees of the Consultants as the Consultants shall designate.

2. The above compensation shall be registered using a Form S-8. The Company shall file such Form S-8 with the Securities and Exchange Commission within 30 days of the execution of this agreement.

3. This Agreement is in addition to and does not supersede that certain Settlement Agreement dated April 1, 2003 entered into by and between the Company and Consultants.

         IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

                                            Autocarbon, Inc.
                                            /s/ James Miller
                                            ------------------
                                            James Miller
                                            Chief Executive Officer


                                            /s/George Riggs
                                            -------------------
                                            George Riggs


                                            /s/ George Riggs
                                            Managing Member
                                            Riggs & Associates LLC